Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact: Jacque Fourchy
(831) 761-4714
GRANITE CONSTRUCTION INCORPORATED
SELLS MINORITY INTEREST IN TIC HOLDINGS, INC.
Watsonville, California (December 29, 2008) Granite Construction Incorporated (NYSE:GVA) today announced that it has sold its remaining shares in TIC Holdings, Inc. (TICH). TICH, a Colorado-based heavy industrial contractor in which Granite initially invested in December of 1996, was acquired today by Kiewit Corporation (Kiewit) and is now a wholly-owned subsidiary of Kiewit. Granite has been reducing its interest in TICH over the last eight years. As a result of the sale, Granite will record a pre-tax gain of approximately $14.4 million in the fourth quarter of 2008 and, contingent on certain factors, may also record an additional pre-tax gain of $2.9 million in the second quarter of 2010.
About Granite
Granite Construction Incorporated is a member of the S&P 400 Midcap Index, the Domini 400 Social Index and the Russell 2000. Granite Construction Company, a wholly owned subsidiary, is one of the nation’s largest diversified heavy civil contractors and construction materials producers. Granite Construction Company serves public and private sector clients through its offices and subsidiaries nationwide. For the 5th straight year, Granite was named to FORTUNE’S List of 100 Best Companies to Work For. For more information about Granite, please visit their website at www.graniteconstruction.com.
Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represents our management’s beliefs and assumptions concerning future events such as statements related to the existence of bidding opportunities and economic conditions on the Company’s future results. Additionally, forward-looking statements include statements that can be identified by the use of forward-looking terminology such as “believes,” “expects,” “appears,” “may,” “will,” “should,” “look for,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy.
All such forward-looking statements are subject to risks and uncertainties that could cause actual results of operations and financial condition and other events, as well as the timing thereof, to differ materially from those expressed or implied in such forward-looking statements. Specific risk factors include, without

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limitation, changes in the composition of applicable federal and state legislation appropriation committees; federal and state appropriation changes for infrastructure spending; the general state of the economy; job productivity; accuracy of project estimates; weather conditions; competition and pricing pressures; and state referendums and initiatives. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. You should also understand that many important factors in addition to those discussed, referred to or incorporated by reference in this press release, could cause our results to differ materially from those expressed in the forward-looking statements. In light of these risks and uncertainties, it is important to be aware that the forward-looking events discussed in this release may not occur. We undertake no obligation to revise or update publicly any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.
     For further information regarding risks and uncertainties associated with Granite’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “Risk Factors” sections of Granite’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Granite’s investor relations department at (831) 724-1011 or at Granite’s website at www.graniteconstruction.com.
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